FOR IMMEDIATE RELEASE:

Contact: Michael Gluk (investors)
Chief Financial Officer
ArthroCare Corporation
512-391-3906

Joele Frank (media)
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449 x 107
jfrank@joelefrank.com

ARTHROCARE RECEIVES EXPECTED ADDITIONAL NASDAQ STAFF DETERMINATION LETTER
REGARDING DELAYED FILING OF FORM 10-Q;
NASDAQ PANEL DECISION REMAINS PENDING

AUSTIN, TEXAS — November 18, 2008 — ArthroCare Corp. (NASDAQ: ARTC) announced today that, as expected, it received an additional NASDAQ Staff Determination Letter on November 12, 2008 in connection with the Company’s inability to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2008 with the Securities and Exchange Commission (the “SEC”). The Additional Staff Determination letter states that the Company is therefore not in compliance with NASDAQ Marketplace Rule 4310(c)(14), and that this issue may serve as an additional basis for the NASDAQ Listing Qualifications Panel (the “Panel”) to delist its common stock from NASDAQ.

As previously disclosed on August 19, 2008, the Company received a similar NASDAQ Staff Determination letter on August 13, 2008 in connection with the Company’s inability to timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2008 with the SEC. The Company appealed that Staff Determination and attended a hearing before the Panel this fall during which the Company requested that the Panel grant additional time to regain compliance with NASDAQ’s filing requirement. Pending a decision by the Panel, the Company’s common stock will remain listed on The NASDAQ Global Select Market. There can be no assurance that the Panel will grant the Company’s request for continued listing.

ABOUT ARTHROCARE

Founded in 1993, ArthroCare Corp. (www.arthrocare.com) is a highly innovative, multi-business medical device company that develops, manufactures and markets minimally invasive surgical products. With these products, ArthroCare targets a multi-billion dollar market opportunity across several medical specialties, significantly improving existing surgical procedures and enabling new, minimally invasive procedures. Many of ArthroCare’s products are based on its patented Coblation technology, which uses low-temperature radiofrequency energy to gently and precisely dissolve rather than burn soft tissue — minimizing damage to healthy tissue. Used in more than four million surgeries worldwide, Coblation-based devices have been developed and marketed for sports medicine; spine/neurologic; ear, nose and throat (ENT); cosmetic; urologic and gynecologic procedures. ArthroCare also has added a number of novel technologies to its portfolio, including Opus Medical sports medicine, Parallax spine and Applied Therapeutics ENT products, to complement Coblation within key indications.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information provided in this notice and the attached explanation includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations regarding NASDAQ delisting proceedings, its response to these proceedings and the listing of its common stock on NASDAQ.

Statements that are not historical facts are forward-looking statements. These statements are based on beliefs and assumptions by management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and ArthroCare undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Examples of these factors include, but are not limited to, unanticipated accounting issues or audit issues regarding the financial data for the periods being restated in the Company’s previously announced restatement; the ability of the Company and its independent registered public accounting firm to confirm information or data identified in the review, being overseen by the Audit Committee of the Company’s Board of Directors, of the scope and nature of the Company’s internal controls (the “Review”); unanticipated issues regarding the Review that prevent or delay the Company’s independent registered public auditing firm from relying upon the Review or that require additional efforts, documentation, procedures, review or investigation; the Company’s ability to design or improve internal controls to address issues detected in the Review or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Review, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of the Review, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to become current in its SEC periodic reporting requirements; the outcome of pending litigation; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; the reactions of the marketplace to the foregoing; and other risks and uncertainties discussed more fully in the Company’s SEC filings, including those discussed under Item 1A. “Risk Factors” in its Form 10-K for the fiscal year ended December 31, 2007.